UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 10, 2006

OGDEN GOLF CO. CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

333-105075	87-0652870
(Commission File Number)	(IRS Employer Identification No.)

1781 Washington Blvd., Ogden, UT	84401
(Address of Principal Executive Offices)	(Zip Code)

801-627-4442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Amendment to Articles of Incorporation

Ogden Golf Co. Corporation (the “Registrant” or “Company”) previously designated a Series A Preferred Stock from the authorized preferred stock of the Registrant. The Registrant issued a total of 95,000 shares of Series A Preferred Stock which are convertible into 950,000 shares of common stock. Prior to March 10, 2006, the Series A Preferred Stock was convertible into common stock under the following condition:
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Condition Precedent to Conversion. The holders of the Series A Preferred Stock may convert their shares of Series A Preferred Stock into Common Stock pursuant to Section 8 above, only if one or both of the following events occurs: (a) the Company operates at a profit during any fiscal year ending prior to April 14, 2006; or (b) On or before April 14, 2006, the Company’s shareholders’ equity increases by $100,000 or more over the Company’s shareholders’ equity as of September 30, 2002.

If neither of the above-listed conditions occurs, the Series A Preferred may not be converted into Common Stock and may, at the sole option of the Company, be redeemed at Stated Value.

The Registrant’s registration statement on Form SB-2 took approximately one year longer to be declared effective by the Securities and Exchange Commission than anticipated by the Registrant. Because of the added costs of the registration process and the extended length of the registration process, the Registrant did not received the capital anticipated for use in operations, did not received anticipated equity capital and had to borrow significant debt to finance our operations. All of which resulted in a delay in the Registrant’s business plan. The Registrant’s operations have not been successful as contemplated.

Various holders of the Series A Preferred Stock have provided services to the Registrant relating to expanding the operations of the Registrant, seeking additional capital, seeking alternative business directions and conducting discussions with a national golf club exchange company concerning the Registrant providing club repair and regripping services.

The Board believes it may be in the best interests of the Registrant to consider (i) acquiring another business in a merger transaction; (ii) acquiring another Registrant in a reverse merger transaction; (iii) or raising additional capital to attempt to fund current operations.

The Board of Directors believes it is in the best interests of the Registrant not to repurchase the Series A Preferred Stock from the holders thereof and believes it is in the Registrant’s best interest and fair and equitable to the Registrant’s common stock shareholders and Series A Preferred Stockholders to allow the Series A Preferred Stockholders to convert their Series A Preferred Stock immediately without further conditions.

In connection therewith, the Registrant’s Board of Directors adopted the following resolutions to amend the Registrant’s Articles of Incorporation to change the conversion terms of the Series A preferred Stock.

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RESOLVED, that Section 10 of the Articles of Amendment to the Company’s Articles of Incorporation which authorized the Company’s Series A Preferred Stock shall be, and it here by is, amended to read as follows:

10. Condition Precedent to Conversion. In consideration of services rendered by various Series A Preferred Stockholders, all conditions precedent to the exercise of the Series A Preferred Stock shall, and hereby are waived. The holders of the Series A Preferred Stock may convert their shares of Series A Preferred Stock into Common Stock at any time from the date of filing of these Articles of Amendment until December 31, 2006. Any shares Series A Preferred Stock not converted by December 31, 2006 shall expire and be null and void.

On March 10, 2006, the Registrant filed Articles of Amendment to its Articles of Incorporation to effect the above described changes to the conversion provisions of the Registrant’s Series A Preferred Stock.

Item 9.01 Financial Statements and Exhibits

Attached hereto as Exhibit 3.1 is a copy of the Registrant’s Articles of Amendment to Articles of Incorporation described in Item 5.03 above.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 13, 2006	OGDEN GOLF CO. CORPORATION

By: /s/ Mark A. Scharmann
President

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